                                                               Exhibit 3.0


                               Department of State

                                The State of Ohio

                            Anthony J. Celebrezze, Jr.
                                Secretary of State

                                       596444

                                     Certificate


It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of:__________________________________________
___________________________________________________________________________

CROPKING INCORPORATED



   United States of America
      State of Ohio
Office of the Secretary of State


              Recorded on Roll F091 at Frame 1563 of the Records of Incorporation and Miscellaneous Filings.

              Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 21st day of June,
              A.D. 1982.


              /s/ Anthony J. Celebrezze, Jr.
                  ------------------------------
                  Anthony J. Celebrezze, Jr.
                  Secretary of State

                                                          By   MG
                                                          Date 6-21-82
                                                          Amount $75.00


                             Articles of Incorporation

                                        -of-

                               CROPKING INCORPORATED
------------------------------------------------------------------------------
                               (Name of Corporation)

     The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

     FIRST. The name of said corporation shall be CROPKING INCORPORATED
____________________________________________________________________________

     SECOND. The place in Ohio where its principal office is to be located is 762 W. Smith Road, Medina, OH, Medina County.
----------------------------------------------------------------------
                      (City, Village or Township)

     THIRD. The purposes for which it is formed are:________________________
____________________________________________________________________________

     To engage in any acts or activities for which natural persons may lawfully associate.

     Five hundred (500) with no par value.


     FIFTH. The amount of stated capital with which the corporation shall
begin business is    Five hundred****  Dollars ($500.00)

     IN WITNESS WHEREOF, We have hereunto subscribed our names, this 7th day of June, 1982


                                  CropKing Incorporated
                                  -------------------------------------------
                                            (Name of Corporation)


                                  /s/ Daniel J. Brentlinger
                                  --------------------------------------------
                                      Daniel J. Bretlinger (Sole Incorporator)


                                  /s/ Illegible
                                  --------------------------------------------

                                  (INCORPORATORS' NAMES SHOULD BE TYPED OR
                                  PRINTED BENEATH SIGNATURES)